UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

GOODMAN GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32850	20-1932219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 500 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 861-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On July 20, 2010, Claude A. Swanson Hornsby III was elected to the Board of Directors (the “Board”) of Goodman Global Group, Inc. (the “Company”), the indirect parent company of Goodman Global, Inc. Mr. Hornsby will serve on the Board’s audit and compensation committees. Mr. Hornsby will fill the current vacancy on the Board.

In connection with his election to the Board, Mr. Hornsby will receive the following compensation for his service on the Board and its audit and compensation committees:

•	$40,000 per year for service as a director, payable in equal quarterly installments;
•	$2,000 for each meeting of the Board or any committee thereof attended in person and $1,500 for each such meeting attended telephonically;
•	$10,000 per year for service as a member of the audit committee, payable in equal quarterly installments;
•	$10,000 per year for service as a member of the compensation committee, payable in equal quarterly installments; and
•

a grant of 3,279 restricted stock units under the Chill Holdings, Inc. 2008 Stock Incentive Plan (the “2008 Plan”), which will vest in full on the earlier of (1) the first anniversary of the vesting commencement date (which was July 20, 2010) or (2) a change in control (as defined in the 2008 Plan), in each case subject to Mr. Hornsby’s continuous service on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 22, 2010	GOODMAN GLOBAL, INC.

/s/ Ben D. Campbell
Ben D. Campbell
Executive Vice President, Secretary and General Counsel